Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-266497, 333-258414, 333-212657, 333-176051, 333-168293, and 333-151743 on Form S-8 and No. 333-273682 on Form S-3 of Alaska Air Group, Inc. of our report dated February 15, 2024, with respect to the consolidated financial statements of Hawaiian Holdings Inc. as of December 31, 2023 and 2022 and for each of the three years ended December 31, 2023, incorporated by reference in this Current Report on Form 8-K/A Amendment No. 1 of Alaska Air Group, Inc.
/s/ Ernst & Young LLP

Honolulu, Hawai’i
November 25, 2024